Exhibit T3A.2.85

8602POC208

9:01 AM

FILED

AUG 6 1986

SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

THE JEAN COUTU GROUP (PJC) USA, INC.

FIRST.        The name of the corporation is:

THE JEAN COUTU GROUP (PJC) USA, INC.

SECOND.   The address of its registered office in the State of Delaware is No. 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, Delaware 19805, in the County of New Caste. The name of its registered agent at such address is The Corporation Trust Company.

THIRD.       The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.   The total number of shares of stock which the corporation shall have authority to issue is one hundred fifty thousand (150,000), and the par value of each of such shares is One Dollar ($1.00), amounting in the aggregate to One Hundred Fifty Thousand Dollars ($150,000.00) of capital stock.

FIFTH.        The names and mailing addresses of the Incorporators are as follows:

NAME	MAILING ADDRESS

Everett H. Parker	100 Federal Street
and	Suite 3500
Justin P. Morreale	Boston, Massachusetts 02110

SIXTH.       The corporation is to have perpetual existence.

SEVENTH. The private property of the stockholders shall not be subject to the payment of the corporation debts to any extent whatever.

CERTIFICATE OF INCORPORATION OF

THE JEAN COUTU GROUP (PJC) USA, INC.

EIGHTH.     The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

NINTH.       Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the by-laws of the corporation.

TENTH.      The corporation shall indemnify each director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the extent provided by law (a) against all expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or in connection with any appeal therein, or otherwise; and no provision of this Article Tenth is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

The Board of Directors of the corporation, may in its discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Tenth.

CERTIFICATE OF INCORPORATION OF

THE JEAN COUTU GROUP (PJC) USA, INC.

ELEVENTH: No director of the Corporation shall be personally liable to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, provided that this Article Eleventh shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or ( iv) for any transaction for which the director derived an improper personal benefit.

TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being all the Incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, make this certificate, here by declaring and certifying that this is our act and deed and the facts stated herein are true and· accordingly we have hereunto set our hand this 1st day of August, 1986.

/s/ Everett H. Parker
Everett H. Parker

/s/ Justin P. Morreale
Justin P. Morreale

MAY 12 98 TUE 17: 57	NCR PH# 734-1450	FAX NO. 3027341476	P.02

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 05/ 12/ 1998
981182547 - 2098273

CERTIFICATE OF CHANGE OF LOCATION OF

REGISTERED OFFICE AND/OR REGISTERED AGENT

OF

THE JEAN COUTU GROUP (PJC) USA, INC.

The Board of Directors of THE JEAN COUTU GROUP (PJC) USA, INC., a corporation of Delaware, on this 8th day of May, A.D.1998, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 9 East Loockerman Street, in the City of Dover, County of Kent, Zip Code 19901.

The name of the Registered Agent therein and in charge thereof upon whom process against this corporation may be served, is National Corporate Research, Ltd.

The THE JEAN COUTU GROUP (PJC) USA, INC. a Corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Officer, the 8th day of May, A.D. 1998.

/s/ Randy A. Wyrofsky
Name:	RANDY A. WYROFSKY
Title:	VICE PRESIDENT - CFO

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/09/1998
981221798 - 2098273

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE JEAN COUTU GROUP (PJC) USA, INC.

The Jean Coutu Group (PJC) USA, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That the sole Director of the Corporation, by written consent, filed with the minutes of the Corporation, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for the sole stockholder of the Corporation to consider its approval. The resolution proposed that the Certificate of Incorporation be amended by deleting the existing Article FOURTH and restating it in its entirety to read as follows:

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 150,000 shares of which 147,000 shall be Common Stock with $1.00 par value per share, amounting in the aggregate to $147,000, and of which 3,000 shares shall be Preferred Stock with $1.00 par value per share, amounting in the aggregate to $3,000.

PART A.     COMMON STOCK

The following provisions of this PART A of this Article FOURTH constitute a statement of the powers, designations, limitations and restrictions of and relating to the Common Stock.

1.          General. The Common Stock is junior to the Preferred Stock and is subject to and qualified by all the rights, powers, privileges, preferences and priorities of the Preferred Stock as set forth herein.

2.          Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting rights.

3.          Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then-outstanding Preferred Stock.

4.          Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, ratably subject to any preferential rights of any then-outstanding Preferred Stock.

PART B.     PREFERRED STOCK.

The following provisions of this PART B of this Article FOURTH constitute a statement of the powers, designations, limitations and restrictions of and relating to the Preferred Stock.

1.          Dividends. The holders of record of shares of the Preferred shall be entitled to receive cash dividends from funds lawfully available therefor, as and when declared by the Board of Directors. Such dividends shall be cumulative and payable at a per annum rate per share based on a 360-day year equal to $2,050 per share multiplied by the LIBOR Rate (as defined below). For purposes hereof the LIBOR Rate shall be for each calendar year the 12-month LIBOR Rate for the first trading day of such year as published in a publication or issued by a financial institution selected in good faith by the Board of Directors of the Corporation. So long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart any dividend on the Common Stock or declare, make or set apart any distribution on the Common Stock unless concurrently therewith all accrued dividends or distributions on the Preferred Stock, through the date of such declaration, payment, making or setting apart of any dividend or distribution on the Common Stock, are declared, paid, made or set apart, as the case may be.

2.          Liquidation, Dissolution Winding Up.

a.            In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock, an amount equal to $2,050 per share, plus the sum of all cumulated and accrued but undeclared and unpaid dividends thereon (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

b.            After the payment of all preferential amounts required to be paid to the holders of Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed to the holders of the Common Stock ratably in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them.

c.            Written notice or any liquidation, dissolution or winding up of the Corporation, setting forth a payment date, the amount of the payment to holders of Preferred Stock, and the place where said amount shall be payable shall be given not less than thirty (30) days prior to the payment date set forth therein, to each holder of record of the Preferred Stock.

d.            Whenever the distribution provided in this subparagraph 2 shall be payable in property other than cash, the value thereof shall be as determined in good faith by the Board of Directors of the Corporation.

3.          Voting

     The holders of the Preferred Stock shall have such voting rights as are required under the General Corporation Law of Delaware and shall be entitled to one vote for each share of Preferred Stock so held. There shall be no cumulative voting rights.

4.          Redemption at the Option of the Holders.

a.            Redemption and Redemption Price. At any time and from time to time upon the request of any holder of the outstanding shares of Preferred Stock, the Corporation shall redeem on the Holder Redemption Date (as hereinafter defined) all or any part of the shares of Preferred Stock then outstanding and held by the holder requesting such redemption, at a price of $2,050 per share (as appropriately adjusted for any stock dividend, stock split, subdivision, combination or reclassification of the Preferred Stock), together with an amount equal to the value of all cumulated and accrued but undeclared and unpaid dividends on such shares of Preferred Stock to which the holder thereof is entitled (any such dividend not payable in cash, being equal to the fair market value of such securities or other property as determined in good faith by the Board of Directors).

b.            Notice of Redemption. Holders of shares of Preferred Stock who wish to have their shares redeemed pursuant to the preceding paragraph shall notify the Corporation in writing not less than thirty (30) nor more than sixty (60) calendar days prior to the date specified for redemption in such notice (the "Holder Redemption Date"), which notice shall also specify the number of shares of Preferred Stock to be redeemed. Upon receipt of any such notice, the Corporation shall give written notice by certified or registered mail, postage prepaid, to each other holder of record of Preferred Stock at such holder's address last shown on the books of the Corporation, notifying such other holders of the fact that the Corporation will redeem such shares of Preferred Stock and specifying the Holder Redemption Date.

c.            Dividends After Holder Redemption Date. No share of Preferred Stock shall be entitled to any dividends accruing after its Holder Redemption Date. On such Holder Redemption Date, all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock shall no longer be deemed to be outstanding.

5.          Redemption at the Option of the Company.

a.            Redemption Corporation and Redemption Price. At any time and from time to time upon the request of the Corporation to the holders of the Preferred Stock of Preferred Stock, the Corporation shall have the right to redeem on the Corporation Redemption Date (as hereinafter defined) all or any part of the shares of Preferred Stock then outstanding, at a price of $2,050 per share (as appropriately adjusted for any stock dividend, stock split, subdivision, combination or reclassification of the Preferred Stock), together with an amount equal to the value of all cumulated and accrued but undeclared and unpaid dividends on such shares of Preferred Stock to which the holders thereof are entitled (any such dividend not payable in cash, being equal to the fair market value of such securities or other property as determined in good faith by the Board of Directors).

b.            Notice of Redemption. In the event the Corporation wishes to exercise its right to redeem shares of Preferred Stock pursuant to the preceding paragraph, it shall notify all the holders of the Preferred Stock in writing not less than thirty (30) nor more than sixty (60) calendar days prior to the date specified for redemption in such notice (the "Corporation Redemption Date"), which notice shall also specify the number of shares of Preferred Stock to be redeemed. Such written notice shall be sent by certified or registered mail, postage prepaid, to each holder of record of Preferred Stock at such holder's address last shown on the books of the Corporation, notifying such holder of the fact that the Corporation will redeem such shares of Preferred Stock and specifying the Corporation Redemption Date.

c.            Dividends After Corporation Redemption Date. No share of Preferred Stock shall be entitled to any dividends accruing after its Corporation Redemption Date. On such Corporation Redemption Date, all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock shall no longer be deemed to be outstanding.

6.          Preemptive Rights. Holders of the Preferred Stock shall not be entitled to any preemptive rights to subscribe for any new or increased shares of any class of capital stock of the Corporation or any rights or options to purchase such stock or any securities convertible into or exchangeable for such stock hereafter authorized for issuance.

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Michael Coutu, its President as of the 8th day of June, 1998.

THE JEAN COUTU GROUP (PJC) USA, INC.

By:	/s/ Michael Coutu
Name: Michael Coutu
Title: President

FROM CT WILMINGTON - 302_655_4236   GROUP 6  (WED) 10. 5' 05 13:14 /ST. 13:14/ NO 4260103254 p2

State of delaware
Secretary of state
Division of Corporations
Delivered 03:39 PM 10/ 04/2005
FILED 03:35 PM 10/04/2005
SRV 050812326 - 2098273 FILE

STATE OF DELAWARE
CERTIFICATE OF CHANGE
OF REGISTERED AGENT AND/OR
REGISTERED OFFICE

The Board of Directors of The Jean Coutu Group (PJC) USA, Inc. a Delaware Corporation, on this 4th day of October, A.D. 05, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 4th day of October, A.D., 05.

By:	/s/ Kristen Betzger
Authorized Officer

Name:	Kristen Betzger
Print or Type

Title:	Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:33 AM 06/04/2007	EXECUTION VERSION
FILED 10:33 AM 06/04/2007
SRV 070667403 - 2098273 FILE

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 4, 2007 (this "Agreement''), between Jean Coutu Group Holdings (USA), LLC, a Delaware limited liability company ("JC LLC"), and The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation ("PJC USA").

WHEREAS, JC LLC' s authorized equity consists of one class of membership interests, all of which are owned by PJC USA as its sole member;

WHEREAS, PJC USA's authorized capital stock consists of (i) 147,000 shares of common stock, par value $1.00 per share ("P JC USA Common Stock"), of which 236 shares are outstanding on the date hereof and held by The Jean Coutu Group (PJC) Inc. ("PJC Canada") and (ii) 3,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), of which all are outstanding on the date hereof and held by PJC Canada;

WHEREAS, the Board of Directors of PJC USA and the Board of Managers of JC LLC have each adopted this Agreement and approved the merger of JC LLC with and into PJC USA, with PJC USA surviving the merger (the "Merger") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Delaware Limited Liability Company Act (the "DLLCA"), respectively, subject to the terms and conditions set forth herein; and

WHEREAS, the sole member of JC LLC has, immediately prior to the execution of this Agreement, approved and adopted this Agreement and the merger of JC LLC with and into PJC USA, with PJC USA surviving the merger in accordance with the DLLCA and the Limited Liability Company Agreement of JC LLC, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JC LLC and PJC USA, intending to be legally bound, hereby agree as follows:

ARTICLE I

THE MERGER

1.1          The Merger.   Subject to the terms and conditions of this Agreement, at the Effective Time, JC LLC shall be merged with and into PJC USA in accordance with Section 18-209 of the DLLCA and Section 251 of the DGCL. From and after the Effective Time, the separate limited liability company existence of JC LLC shall cease and PJC USA shall continue as the surviving corporation of the Merger under the name "The Jean Coutu Group (PJC) USA, Inc." (the "Surviving Corporation"). From and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and be subject to all of the liabilities, obligations and penalties, of PJC USA and JC LLC, all as provided under applicable law.

1.2          Effective Time.   The Merger shall become effective (the "Effective Time") upon the due filing of this Agreement with the Secretary of State of the State of Delaware in accordance with the DGCL and the DLLCA.

1.3           Certificate of Incorporation and By-laws.  The certificate of incorporation of PJC USA shall be the certificate of incorporation of the Surviving Corporation after the Effective Time, until amended in accordance with applicable law. The by-laws of PJC USA shall be the by-laws of the Surviving Corporation after the Effective Time, until amended in accordance with applicable law.

1.4           Directors and Officers.  The directors and officers of PJC USA at the Effective Time shall be the directors and officers of the Surviving Corporation after the Effective Time, until expiration of their current terms, or their prior resignation, removal or death, subject to the certificate of incorporation and the by-laws of the Surviving Corporation.

ARTICLE II

CONVERSION AND EXCHANGE OF STOCK

2.l            Conversion.  As of the Effective Time, by virtue of the Merger and without any action on the part of any party hereto or any shareholder of either JC LLC or PJC USA:

(a)        Each issued and outstanding share of PJC USA Common Stock shall remain outstanding after the Merger and shall thereafter constitute all of the issued and outstanding common stock of the Surviving Corporation.

(b)        Each issued and outstanding share of PJC USA Preferred Stock shall remain outstanding after the Merger and shall thereafter constitute all of the issued and outstanding preferred stock of the Surviving Corporation.

(c)        Each issued and outstanding share of capital stock of JC LLC shall, at the Effective Time, be cancelled and no shares shall be issued in lieu thereof.

ARTICLE III

MISCELLANEOUS

3.1           Termination.   At any time prior to the consummation of the Merger, this Agreement may be terminated and the Merger abandoned by the Board of Directors of PJC USA or the sole member of JC LLC.

3.2           Amendment.   This Agreement may be amended at any time prior to the Effective Time with the mutual consent of the Board of Directors of PJC USA and the sole member of JC LLC.

3.3           Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

* * *

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be signed by its respective officers thereto duly authorized all as of the date first above written.

JEAN COUTU GROUP HOLDINGS (USA), LLC

By:	/s/ Michel Coutu
Name: Michel Coutu
Title: President

THE JEAN COUTU GROUP (PJC) USA, INC.

By:	/s/ Michel Coutu
Name: Michel Coutu
Title: President & CEO

Merger Agreement

SECRETARY'S CERTIFICATE

The undersigned hereby certifies on behalf of The Jean Coutu Group (PJC) USA, Inc. that the foregoing Agreement and Plan of Merger has been adopted by The Jean Coutu Group (PJC) USA, Inc. pursuant to Section 251(g) of the General Corporation Law of the State of Delaware (the "DGCL") and that all of the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

THE JEAN COUTU GROUP (PJC:) USA, INC.

By:	/s/ Felise Feingold
Felise Feingold
Secretary

05/05/2011 08: 17 SKARDEL LLC → 913027393673	NO.603 002

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:19 AM 05/05/2011
FILED 08:19 AM 05/05/2011
SRV 110495088 - 2098273 FILE

CERTIFICATE OF MERGER

OF

P.J.C. OF WEST WARWICK, INC.

INTO

THE JEAN COUTU GROUP (PJC) USA, INC.

Pursuant to Section 252 of the General
Corporation Law of the State of Delaware

The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, does hereby certify:

FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

The Jean Coutu Group (PJC) USA, Inc.	Delaware
P.J.C. of West Warwick, Inc.	Rhode Island

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

THIRD: The name of the corporation surviving the merger is The Jean Coutu Group (PJC) USA, Inc.

FOURTH: The Certificate oflncorporation of The Jean Coutu Group (PJC) USA, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Agreement of Merger is on file at an office of the Surviving Corporation, 30 Hunter Lane, Camp Hill, PA 17011. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

SIXTH: The authorized capital stock of P.J.C. of West Warwick, Inc. consists of one thousand (1,000) shares of common stock. each having no par value.

05/05/2011 08: 17 SKARDEL LLC → 913027393673	NO.603 003

IN WITNESS WHEREOF, The Jean Coutu Group (PJC) USA, Inc. has caused this Certificate of Merger to be executed in its corporate name this 13th day of April, 2011.

The Jean Coutu Group (PJC) USA, Inc.

By:	/s/ Barry Crozier
Name: Barry Crozier
Title: President

[Signature page-Certificate of Merger]

05/05/2011 08: 21 SKARDEL LLC → 913027393673	NO.604 002

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:23 AM 05/05/2011
FILED 08:23 AM 05/05/2011
SRV 110495090 - 2098273 FILE

CERTIFICATE OF MERGER
OF
PJC OF CRANSTON, INC.
INTO
THE JEAN COUTU GROUP (PJC) USA, INC.

Pursuant to Section 252 of the General
Corporation Law of the State of Delaware

The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, does hereby certify:

FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

The Jean Coutu Group (PJC) USA, Inc.	Delaware
PJC of Cranston, Inc.	Rhode Island

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

THIRD: The name of the corporation surviving the merger is The Jean Coutu Group (PJC) USA, Inc.

FOURTH: The Certificate of Incorporation of The Jean Coutu Group (PJC) USA, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Agreement of Merger is on file at an office of the Surviving Corporation, 30 Hunter Lane, Camp Hill PA 17011. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

SIXTH: The authorized capital stock of PJC of Cranston, Inc. consists of eight thousand (8,000) shares of common stock, par value $1.00 per share.

05/05/2011 08: 21 SKARDEL LLC → 913027393673	NO.604 003

IN WITNESS WHEREOF, The Jean Coutu Group (PJC) USA, Inc. has caused this Certificate of Merger to be executed in its corporate name this 13th day of April, 2011.

The Jean Coutu Group (PJC) USA, Inc.

By:	/s/ Barry Crozier
Name: Barry Crozier
Title: President

[Signature Page-Certificate of Merger]

05/05/2011 08: 33 SKARDEL LLC → 913027393673	NO.605 0002

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:34 AM 05/05/2011
FILED 08:34 AM 05/05/2011
SRV 110495091 - 2098273 FILE

CERTIFICATE OF MERGER
OF
MC WOONSOCKET, INC.
INTO
THE JEAN COUTU GROUP (PJC) USA, INC.

Pursuant to Section 252 of the General
Corporation Law of the State of Delaware

The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, does hereby certify:

FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

The Jean Coutu Group (PJC) USA, Inc.	Delaware
MC Woonsocket, Inc.	Rhode Island

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

THIRD: The name of the corporation surviving the merger is The Jean Coutu Group (PJC) USA, Inc.

FOURTH: The Certificate of Incorporation of The Jean Coutu Group (PJC) USA, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Agreement of Merger is on file at an office of the Surviving Corporation, 30 Hunter Lane, Camp Hill, PA 17011. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

SIXTH: The authorized capital stock of MC Woonsocket, Inc. consists of eight thousand (8,000) shares of common stock, par value $1.00 per share.

05/05/2011 08: 33 SKARDEL LLC → 913027393673	NO.605 003

IN WITNESS WHEREOF, The Jean Coutu Group (PJC) USA, Inc. has caused this Certificate of Merger to be executed in its corporate name this 13th day of April, 2011.

The Jean Coutu Group (PJC) USA, Inc.

By:	/s/ Barry Crozier
Name: Barry Crozier
Title: President

[Signature Page-Certificate of Merger]

05/05/2011 08: 40 SKARDEL LLC → 913027393673	NO.605 003

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:42 AM 05/05/2011
FILED 08:42 AM 05/05/2011
SRV 110495092 - 2098273 FILE

CERTIFICATE OF MERGER
OF
PJC OF EAST PROVIDENCE, INC.
INTO
THE JEAN COUTU GROUP (PJC) USA, INC.

Pursuant to Section 252 of the General
Corporation Law of the State of Delaware

The Jean Coutu Group (PJC) USA, Inc., a Delaware corporation, does hereby certify:

FIRST: The names and states of incorporation of the constituent corporations to this merger are as follows:

The Jean Coutu Group (PJC) USA, Inc.	Delaware
PJC of East Providence, Inc.	Rhode Island

SECOND: An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252(c) of the General Corporation Law of the State of Delaware.

THIRD: The name of the corporation surviving the merger is The Jean Coutu Group (PJC) USA, Inc.

FOURTH: The Certificate of Incorporation of The Jean Coutu Group (PJC) USA, Inc. shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: The executed Agreement of Merger is on file at an office of the Surviving Corporation, 30 Hunter Lane, Camp Hill, PA 17011. A copy will be provided, upon request and without cost, to any stockholder of either constituent corporation.

SIXTH: The authorized capital stock of PJC of East Providence, Inc. consists of eight thousand (8,000) shares of common stock, par value $1.00 per share.

05/05/2011 08: 40 SKARDEL LLC → 913027393673	NO.606 003

IN WITNESS WHEREOF, The Jean Coutu Group (PJC) USA, Inc. has caused this Certificate of Merger to be executed in its corporate name this 13th day of April, 2011.

The Jean Coutu Group (PJC) USA, Inc.

By:	/s/ Barry Crozier
Name: Barry Crozier
Title: President

[Signature Page-Certificate of Merger]